               [Letterhead of Sutherland, Asbill & Brennan, L.L.P.]


January 28, 1998



Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa  50266

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the initial registration statement on Form S-6 for Farm Bureau Life Variable Account II. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Stephen E. Roth

Stephen E. Roth, Esq.
Sutherland, Asbill & Brennan, L.L.P.